EXHIBIT 21

MB FINANCIAL, INC.
SUBSIDIARIES OF MB FINANCIAL, INC.

Subsidiary	Ownership	Jurisdiction
MB Financial Bank, N.A.	Wholly-owned subsidiary of MB Financial, Inc.	United States
Coal City Capital Trust I	MB Financial, Inc. owns 100% of the common securities of the trust	Delaware
MB Financial Capital Trust II	MB Financial, Inc. owns 100% of the common securities of the trust	Delaware
Ashland Management Agency, Inc.	Wholly-owned subsidiary of MB Financial Bank	Illinois
MB Financial Capital Trust III	MB Financial, Inc. owns 100% of the common securities of the trust	Delaware
MB Financial Capital Trust IV	MB Financial, Inc. owns 100% of the common securities of the trust	Delaware
MB Financial Capital Trust V	MB Financial, Inc. owns 100% of the common securities of the trust	Delaware
MB Financial Capital Trust VI	MB Financial, Inc. owns 100% of the common securities of the trust	Delaware
FOBB Statutory Trust III	MB Financial, Inc. owns 100% of the common securities of the trust	Delaware
TAYC Capital Trust II	MB Financial, Inc. owns 100% of the common securities of the trust	Delaware
MB1200 Corporation	Wholly-owned subsidiary of MB Financial Bank	Illinois
MB Deferred Exchange Corporation	Wholly-owned subsidiary of MB Financial Bank	Illinois
MB Financial Community Development Corporation	Wholly-owned subsidiary of MB Financial Bank	Illinois
MB Financial Center, LLC	Wholly-owned subsidiary of MB Financial Bank	Illinois
MB Financial Center Land Owner, LLC	Wholly-owned subsidiary of MB Financial Bank	Illinois
LaSalle Systems Leasing, Inc.	Wholly-owned subsidiary of MB Financial Bank	Illinois
Melrose Equipment Company, LLC	Wholly-owned subsidiary of LaSalle Systems Leasing, Inc.	Illinois
LaSalle Business Solutions, LLC	Subsidiary of LaSalle Systems Leasing, Inc.	Illinois
LaSalle Solutions Canada Inc.	Subsidiary of LaSalle Systems Leasing, Inc.	Canada
Cedar Hill Associates, LLC	MB Financial Bank owns 88% of Cedar Hill Associates, LLC	Illinois
Celtic Leasing Corp.	Wholly-owned subsidiary of MB Financial Bank	California
MB Equipment Finance, LLC	Wholly-owned subsidiary of MB Financial Bank	Maryland
MSA Holdings, LLC	Wholly-owned subsidiary of MB Financial Bank	Illinois
MainStreet Investment Advisors, LLC	Wholly-owned subsidiary of MSA Holdings, LLC	Illinois
Cambium Asset Management, LLC	Wholly-owned subsidiary of MSA Holdings, LLC	Illinois